As filed with the Securities and Exchange Commission on July 31, 2017	Registration No. 333-217638

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Iovance Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-3254381
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

999 Skyway Road, Suite 150

San Carlos, California 94070

(Address of registrant’s principal executive offices, including zip code)

Executive Employment Agreement
(Full title of the plan)

Maria Fardis, Ph.D.

President and Chief Executive Officer

Iovance Biotherapeutics, Inc.

999 Skyway Road, Suite 150

San Carlos, California 94070

(650) 260-7120)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Istvan Benko

Tony Shin

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

(310) 553-4441

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company, ” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 1, 2017, Lion Biotechnologies, Inc., a Nevada corporation (“Lion Nevada”), changed its state of incorporation from Nevada to Delaware (the “Reincorporation”) pursuant to a plan of conversion dated June 1, 2017. The Reincorporation was approved by the stockholders of Lion Nevada at the Annual Meeting of Stockholders on June 1, 2017 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon the effectiveness of the Reincorporation, among other matters, the internal affairs of Lion Nevada became subject to the General Corporation Law of the State of Delaware and the certificate of incorporation and the bylaws of Lion Biotechnologies, Inc., a Delaware corporation (“Lion Delaware”), and each outstanding share of common stock and preferred stock of Lion Nevada was converted into one share of common stock and one share of preferred stock, respectively, of Lion Delaware. Lion Nevada and Lion Delaware, as issuer and successive issuer, respectively, under Rule 12g-3 of the Exchange Act, are collectively referred to herein as the “Registrant.”

On June 27, 2017, Lion Delaware changed its corporate name to Iovance Biotherapeutics, Inc. by filing an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware.

This Post- Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), and constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-217638) ( the “Registration Statement”) solely to reflect the change in the Registrant’s state of incorporation as a result of the Reincorporation or as necessary to keep the Registration Statement from being misleading in any material respect. In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment, Iovance Biotherapeutics, Inc., as successor issuer to Lion Nevada pursuant to Rule 12g-3 of the Exchange Act, hereby expressly adopts the Registration Statement as its registration statement for all purposes of the Securities Act and the Exchange Act.

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REOFFER PROSPECTUS

IOVANCE BIOTHERAPEUTICS, INC.

352,837 SHARES OF COMMON STOCK

This Reoffer Prospectus relates to the reoffer and resale from time to time of up to 352,837 shares of common stock, par value $0.000041666 per share, of Iovance Biotherapeutics, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”) that have been or may be acquired by Dr. Maria Fardis (the “Selling Stockholder”), our President and Chief Executive Officer and a director of the Company, pursuant to Restricted Stock Units granted under the Executive Employment Agreement effective as of June 1, 2016, between the Company and the Selling Stockholder (the “Employment Agreement”).

The Selling Stockholder may sell these shares from time to time in the principal market on which our common stock is traded at the prevailing market price, in negotiated transactions, or through any other means described in the section titled “Plan of Distribution.” The Selling Stockholder may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), of the shares of common stock that she is offering. We will pay the expenses of registering these shares. We are not offering any shares of common stock pursuant to this Reoffer Prospectus and we will not receive any of the proceeds from the sale of shares by the Selling Stockholder.

The shares are being registered to permit the Selling Stockholder, or her respective pledgees, donees, transferees or other successors-in-interest, to sell the shares from time to time in the public market. We do not know when or in what amount the Selling Stockholder may offer the securities for sale. The Selling Stockholder may sell some, all or none of the securities offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 8 for more information about how the Selling Stockholder may sell or dispose of the shares of common stock covered by this Reoffer Prospectus.

Our common stock is traded on The NASDAQ Global Market under the symbol “IOVA.” On July 28, 2017, the last reported sale price of our common stock as reported on The NASDAQ Global Market was $5.80 per share.

Investing in the securities offered under this Reoffer Prospectus involves a high degree of risk. You should read the “Risk Factors” section beginning on page 4 and in the documents incorporated by reference herein before making an investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Reoffer Prospectus. No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Reoffer Prospectus, and, if given or made, such information or representations must not be relied upon. This Reoffer Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation.

The date of this Reoffer Prospectus is July 31, 2017.

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IOVANCE THERAPEUTICS, INC.

Our Business

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of novel cancer immunotherapy products designed to harness the power of a patient’s own immune system to eradicate cancer cells. Our lead program is an adoptive cell therapy utilizing tumor-infiltrating lymphocytes (TIL), which are T cells derived from patients’ tumors, for the treatment of metastatic melanoma.

A patient's immune system, particularly their TIL, plays an important role in identifying and killing cancer cells. TIL consist of a polyclonal population of T cells that can recognize a wide variety of cancer-specific mutations. TIL therapy involves growing a patient's TIL in special culture conditions outside the patient's body, or ex vivo, and then infusing the T cells back into the patient followed by infusion of six doses of interleukin-2 (IL-2). By expanding a patient’s TIL ex vivo, away from the immune-suppressive tumor microenvironment, the T cells rapidly proliferate. As a result, billions of TIL, when infused back into the patient, are better able to search out and potentially eradicate the tumor.

We have an on-going Phase 2 clinical trial of our lead autologous TIL product candidate, LN-144, comprising TIL therapy for the treatment of metastatic melanoma. This three-arm study is enrolling patients with melanoma whose disease has progressed following prior anti-PD-1 therapy. The trial opened for enrollment during the second half of 2015 and is being conducted at ten sites, with additional sites expected to open in the second half of 2017. The purpose of the study is to evaluate the efficacy and safety of LN-144. The trial’s primary objective is to characterize the efficacy of LN-144. Secondary outcome measures efficacy of the LN-144 includes objective response and complete response rates as well as safety. Additional secondary or exploratory endpoints are included as well. Interim results from cohort 1 of this study were presented as a poster at the American Society of Clinical Oncology (ASCO) Annual Meeting in 2017.

During 2015, we received orphan drug designation for LN-144 in the United States to treat metastatic melanoma. This designation provides seven years of market exclusivity in the United States, subject to certain limited exceptions. However, the orphan drug designation does not convey any advantage in or shorten the duration of the regulatory review or approval process.

We are pursuing metastatic melanoma as our first target indication because of the promising initial results in this indication generated by Dr. Steven Rosenberg, M.D., Ph.D., Chief of the Surgery Branch of the National Cancer Institute (NCI) and the commercial opportunity inherent in the significant unmet need of this patient population. Melanoma is a common type of skin cancer, accounting for approximately 87,110 patients expected to be diagnosed in the US and 9,730 expected deaths in the United States according to the American Cancer Society’s Cancer Estimated 2017 Facts and Figures. According to the NCI’s Surveillance, Epidemiology and End Results (SEER) program, about 2-5% of patients with melanoma have metastatic disease. Patients with metastatic melanoma following treatment under the current standards of care have a particularly dire prognosis with very few curative treatment options.

In addition to our ongoing trial in metastatic melanoma, we have initiated clinical trials of TIL therapy in two additional cancer indications in 2017, cervical cancer and head and neck cancer. We plan to initiate additional indications by the company as well as through collaborations which may include glioblastoma, pancreatic cancer, ovarian cancer, several types of sarcomas, and lung.

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Recent Developments

Since the beginning of 2016, a number of significant developments have occurred, including the following:

•	We submitted an Investigational New Drug Application to conduct studies in cervical and head and neck cancer, opened sites in both head and neck and cervical cancer studies, treated our first patient in the head and neck cancer study, and are recruiting patients for the cervical cancer study.

•	We have treated our first patient in our multicenter, Phase 2 clinical study of TIL therapy in melanoma using our generation 2 manufacturing process.

•	We hired a new Chief Executive Officer and Chief Scientific Officer.

•	We raised $100 million in funding through the sale of equity in a private placement.

•	We entered into a five-year extension of our Cooperative Research and Development Agreement (the “CRADA”) with the National Cancer Institute (the “NCI”).

•	We entered into an exclusive license agreement with PolyBioCept AB and a related clinical trials agreement with the Karolinksa University Hospital.

•	We presented TIL technology data in four posters at the Society for Immunotherapy of Cancer (SITC) Annual Meeting.

•	We presented interim results from our multicenter, Phase 2 clinical study of TIL therapy in melanoma at the 2017 ASCO Annual Meeting.

•	We entered into a new three-year manufacturing agreement with WuXi Apptech, Inc.

•	We entered into a new three-year manufacturing agreement with Lonza Walkersville, Inc .

•	We entered into a new three-year manufacturing agreement with PharmaCell B.V.

•	We entered into a new sponsored research agreement and two new clinical grant agreements with the H. Lee Moffitt Cancer Center and Research Institute.

•	We entered into a strategic alliance agreement with the University of Texas M.D. Anderson Cancer Center to explore investigator-sponsored trials using TIL therapy, including a trial in which the Company will manufacture the TIL product.

•	We grew from 20 employees at the beginning of 2016 to over 60 employees as of June 30, 2017.

•	We moved our corporate headquarters from New York, New York to San Carlos, California.

Company History

We filed our original Articles of Incorporation with the Secretary of State of Nevada on September 17, 2007. Until March 2010, we were an inactive company known as Freight Management Corp. On March 15, 2010, we changed our name to Genesis Biopharma, Inc. and in 2011 we commenced our current business. On June 1, 2017, we changed our state of incorporation from Nevada to Delaware (the “Reincorporation”) pursuant to a plan of conversion dated June 1, 2017. Upon the effectiveness of the Reincorporation, among other matters, our internal affairs became subject to the General Corporation Law of the State of Delaware, the certificate of incorporation we filed in Delaware, and our new bylaws. Upon the Reincorporation, each outstanding share of our common stock and preferred stock was converted into one share of common stock and one share of preferred stock, respectively, of Lion Biotechnologies, Inc., the Delaware corporation.

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On June 27, 2017, we changed our corporate name to Iovance Biotherapeutics, Inc. by filing an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

Our principal executive offices are located at 999 Skyway Road, Suite 150, San Carlos, California, 94070, and our telephone number at that address is (650) 260-7120. Our website is located at www.iovance.com. Information on our website is not, and should not be considered, part of this Reoffer Prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and the documents incorporated herein by reference contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Important factors that could cause actual results to differ materially from those reflected in our forward-looking statements include, among others:

•	our inability to obtain regulatory approval for, or successfully commercialize, our leading product candidate, LN-144, or our other product candidates;

•	difficulty in enrolling patients in our clinical trials and uncertainty of clinical trial results;

•	our history of operating losses and inability to become profitable;

•	uncertainty and volatility in the price of our common stock;

•	the costs and effects of existing and potential governmental investigations and litigation;

•	our inability to meet the continued listing requirements of The NASDAQ Global Market;

•	our inability to implement and maintain appropriate internal controls;

•	uncertainty as to our employees’ and independent contractors' compliance with regulatory standards and requirements and securities insider trading rules;

•	dependence on the efforts of third parties to conduct and oversee our clinical trials for our product candidates, to manufacture clinical supplies of our product candidates and to commercialize our product candidates;

•	the effect of government regulations on our business;

•	a loss of any of our key management personnel;

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•	our inability to secure and maintain relationships with collaborators and contract manufacturers;

•	our inability to develop or commercialize our product candidates due to intellectual property rights held by third parties and our inability to protect the confidentiality of our trade secrets; and

•	our potential inability to access capital required to fund proposed operations.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf.

In addition, you should refer to the section of this Reoffer Prospectus entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this Reoffer Prospectus, including our most recent Annual Report on Form 10-K filed with the SEC and our Quarterly Reports on Form 10-Q filed subsequently with the SEC.

RISK FACTORS

Investment in any securities offered pursuant to this Reoffer Prospectus involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below, which are not exhaustive. You should also carefully review the risk factors described in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file with the SEC after the date of this Reoffer Prospectus, all of which are incorporated by reference into this Reoffer Prospectus. You should also carefully review all other information contained in or incorporated by reference into this Reoffer Prospectus, including the information contained above under the heading “Cautionary Note Regarding Forward-Looking Statements,” as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

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Specific Risks Related to Our Securities

We are, and in the future may be, subject to legal or administrative actions that could adversely affect our results of operations and our business.

On April 10, 2017, the SEC announced settlements with us and with other public companies and unrelated parties in the In the Matter of Certain Stock Promotions investigation.  Our settlement with the SEC is consistent with our previous disclosures (including in our Form 10-K that we filed with the SEC on March 9, 2017).  On April 14, 2017, a purported shareholder filed a class action complaint in the United States District Court, Northern District of California for violation of Federal securities laws (Leonard DeSilvio v. Lion Biotechnologies, Inc., et al., case no: 3:17cv2086) against our company and three of our former officers and directors. On April 19, 2017, a second class action complaint (Amra Kuc vs. Lion Biotechnologies, Inc., et al., case no: 3:17cv2086) was filed in the same court.  Both complaints allege, among other things, that the defendants violated the federal securities laws by making materially false and misleading statements, or by failing to make certain disclosures, regarding the actions taken by Manish Singh and our former investor relations firm that were the subject of the In the Matter of Certain Stock Promotions SEC investigation. On July 20, 2017 the plaintiff in the Kuc case filed a notice to voluntarily dismiss that case, and the Court entered an order dismissing the Kuc complaint on July 21, 2017.

We intend to vigorously defend against the foregoing complaints and to pursue our counterclaims. Litigation is inherently uncertain, and it is not possible to estimate the amount or range of possible loss that might result from an adverse judgment or a settlement of these matters.  We could incur substantial unreimbursed legal fees, settlements, judgments and other expenses in connection with these or other legal and regulatory proceedings that may not qualify for coverage under, or may exceed the limits of, our applicable directors and officers liability insurance policies and could have a material adverse effect on our financial condition, liquidity and results of operations. These matters also may distract the time and attention of our officers and directors or divert our other resources away from our ongoing commercial and development programs. An unfavorable outcome in any of these matters could damage our business and reputation or result in additional claims or proceedings against us.

Our existing directors and executive officers hold a substantial amount of our common stock and may be able to influence significant corporate decisions.

As of June 30, 2017, our executive officers and directors beneficially owned approximately 17.3% of our outstanding common stock. These stockholders, if they act together, may be able to materially affect the outcome of matters presented to our stockholders, including the election of our directors and other corporate actions such as:

•	A merger with or into another company;

•	A sale of substantially all of our assets; and

•	Amendments to our articles of incorporation.

Additionally, the decisions of these stockholders may conflict with our interests or those of our other stockholders and the market price of our stock may be adversely affected by market volatility.

Our stock price may be volatile, and our stockholders' investment in our stock could decline in value.

The market price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including but not limited to:

•	announcements of the results of clinical trials by us or our competitors;

•	developments with respect to patents or proprietary rights;

•	announcements of technological innovations by us or our competitors;

•	announcements of new products or new contracts by us or our competitors;

•	actual or anticipated variations in our operating results due to the level of development expenses and other factors;

•	changes in financial estimates by securities analysts and whether our earnings meet or exceed such estimates;

•	conditions and trends in the pharmaceutical, biotechnology and other industries;

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•	receipt, or lack of receipt, of funding in support of conducting our business;

•	regulatory developments within, and outside of, the United States;

•	litigation or arbitration;

•	general volatility in the financial markets;

•	general economic, political and market conditions and other factors; and

•	the occurrence of any of the risks described in the documents incorporated by reference into this Reoffer Prospectus.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We will have to raise additional capital in the future. To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock.

Future sales of our common stock in the public market could cause our stock price to fall.

Our stock price could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

As of June 30, 2017, we had over 62.7 million shares of common stock outstanding. In addition, we had approximately 22.3 million shares of common stock reserved for issuance pursuant to the exercise of outstanding stock options subject to certain vesting requirements and warrants and the conversion of outstanding shares of Series A Preferred Stock and Series B Preferred Stock.

In the future, we may issue additional shares of common stock or other equity or debt securities convertible into common stock in connection with a financing, acquisition, litigation settlement, employee arrangements or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

If securities or industry analysts do not publish research or reports about our company, or if they issue adverse or misleading opinions regarding us or our stock, our stock price and trading volume could decline.

Although we have research coverage by securities and industry analysts, if coverage is not maintained, the market price for our stock may be adversely affected. Our stock price also may decline if any analyst who covers us issues an adverse or erroneous opinion regarding us, our business model, our intellectual property or our stock performance, or if our clinical trials and operating results fail to meet analysts’ expectations. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline and possibly adversely affect our ability to engage in future financings

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If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, we could become subject to sanctions or investigations by regulatory authorities and/or stockholder litigation, which could harm our business and have an adverse effect on our stock price.

As a public reporting company, we are subject to various regulatory requirements, including the Sarbanes-Oxley Act of 2002, which requires our management to assess and report on our internal controls over financial reporting. Nevertheless, in future years, our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls that we would be required to remediate in a timely manner so as to be able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act each year. If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act each year, we could be subject to sanctions or investigations by the SEC, NASDAQ or other regulatory authorities which would require additional financial and management resources and could adversely affect the market price of our common stock. In addition, material weaknesses in our internal controls could result in a loss of investor confidence in our financial reports.

Our board could issue one or more additional series of preferred stock without stockholder approval with the effect of diluting existing stockholders and impairing their voting and other rights.

Our articles of incorporation authorize the issuance of up to 50,000,000 shares of “blank check” preferred stock (of which only 17,000 have been designated as the Series A Convertible Preferred Stock and 11,500,000 designated as Series B Convertible Preferred Stock) with designations, rights and preferences as may be determined from time to time by our board of directors. Our board is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company.

We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

We have never declared or paid any cash dividends or distributions on our common stock. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We may be subject to claims for rescission or damages in connection with certain sales of shares of our common stock in the open market.

In January 2014, the SEC declared effective a registration statement that we filed to cover the resale of shares issued and sold (or to be issued and sold) by certain selling stockholders. On March 11, 2016, that registration statement (and the prospectus contained therein) became ineligible for future use, and selling stockholders could no longer sell any shares of our common stock in open market transactions by means of that prospectus. We believe that certain stockholders did sell up to 128,500 shares of our common stock in open market transactions in May 2016 by means of the ineffective registration statement/prospectus. Accordingly, those sales were not made in accordance with Sections 5 and 10(a)(3) of the Securities Act, and the purchasers of those shares may have rescission rights (if they still own the shares) or claims for damages (if they no longer own the shares). In addition, we also may have indemnification obligations to the selling stockholders. The amount of any such liability is uncertain.

Provisions in our corporate charter documents and under Delaware law may prevent or frustrate attempts by our stockholders to change our management and hinder efforts to acquire a controlling interest in us, and the market price of our common stock may be lower as a result.

There are provisions in our certificate of incorporation and bylaws that may make it difficult for a third party to acquire, or attempt to acquire, control of our company, even if a change in control was considered favorable by you and other stockholders. For example, our board of directors will have the authority to issue up to 50,000,000 shares of preferred stock and to fix the price, rights, preferences, privileges, and restrictions of the preferred stock without any further vote or action by our stockholders. The issuance of shares of preferred stock may delay or prevent a change in control transaction. As a result, the market price of our common stock and the voting and other rights of our stockholders may be adversely affected. An issuance of shares of preferred stock may result in the loss of voting control to other stockholders.

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In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions by prohibiting Delaware corporations from engaging in specified business combinations with particular stockholders of those companies. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging others from making tender offers for our common stock, including transactions that may be in your best interests. These provisions may also prevent changes in our management or limit the price that investors are willing to pay for our stock.

Our certificate of incorporation designates the state or federal courts located in the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our certificate of incorporation provides that, subject to limited exceptions, the state and federal courts located in the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our amended and restated bylaws, or (4) any other action asserting a claim against us that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and employees. Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the Selling Stockholder.

SELLING STOCKHOLDER

The following table sets forth information with respect to the Selling Stockholder and the shares of our common stock beneficially owned by the Selling Stockholder as of July 1, 2017. The Selling Stockholder may offer all, some or none of the shares of common stock covered by this Reoffer Prospectus. We cannot advise you as to whether the Selling Stockholder will, in fact, sell any or all of such shares of common stock. An asterisk denotes beneficial ownership of less than 1%.

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Name of Beneficial Owner	Shares Beneficially Owned Prior to the Offering		Number of Shares Offered	Shares Beneficially Owned After the Offering	Percentage of Outstanding Shares Beneficially Owned After the Offering

Maria Fardis	368,810	(1)	352,837	145,834	*

(1)      Includes 145,834 shares issuable upon the exercise of stock options granted to Dr. Fardis. Does not include 129,860 shares covered by this Reoffer Prospectus that are issuable under Restricted Stock Units that are unvested and may not vest within 60 days.

Dr. Fardis agreed to serve as our President and Chief Executive Officer, and has been a director of the Company, since June 1, 2016.

PLAN OF DISTRIBUTION

The common shares covered by this Reoffer Prospectus are being registered by us for the account of the Selling Stockholder, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this Reoffer Prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer. Transferees, successors and donees of the selling stockholder will not be able to use this Reoffer Prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from the holder named in this Reoffer Prospectus after the effective date of this Reoffer Prospectus

The common shares offered hereby may be sold from time to time directly by or on behalf of the Selling Stockholder in one or more transactions on The NASDAQ Global Market or on any stock exchange on which the common shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholder may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholder and/or purchasers of the common shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with sales, the Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the common shares to be offered hereby. Any commissions or other fees payable to broker-dealers in connection with any sale of the common shares will be borne by the Selling Stockholder or other party selling such common shares. In order to comply with certain states’ securities laws, if applicable, the common shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common shares may not be sold unless the common shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the common shares must also be made by the Selling Stockholder in compliance with all other applicable state securities laws and regulations.

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In addition to any shares sold hereunder, the Selling Stockholder may sell common shares in compliance with Rule 144. There is no assurance that the Selling Stockholder will sell all or a portion of the common shares offered hereby.

The Selling Stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the common shares against certain liabilities in connection with the offering of the common shares arising under the Securities Act.

We have notified the Selling Stockholder of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the common shares.

LEGAL MATTERS

The validity of the shares of common stock offered by this Reoffer Prospectus will be passed upon by TroyGould, PC, Los Angeles California. Some of the attorneys at TroyGould PC own shares of our common stock constituting in the aggregate less than 1% of our outstanding shares of our common stock.

EXPERTS

Our financial statements as of December 31, 2016 and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated by reference into this Reoffer Prospectus have been so incorporated in reliance on the reports of Marcum LLP, independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

Our financial statements as of December 31, 2015 and 2014 and for the years then ended, incorporated by reference into this Reoffer Prospectus have been so incorporated in reliance on the reports of Weinberg & Company, P.A., independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with that act, file periodic reports and other information with the SEC. The periodic reports and other information filed by us are available for inspection and copying at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports and other information that we file electronically with the SEC. The address of that website is www.sec.gov.

This Reoffer Prospectus is a part of a registration statement on Form S-8 that we filed with the SEC. This Reoffer Prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s website. Please be aware that statements in this Reoffer Prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We hereby incorporate by reference the following documents previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 9, 2017;

•	the information contained in our Definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Stockholders, as amended, filed with the SEC on April 20, 2017, to the extent incorporated by reference in Part III of the Form 10-K;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 3, 2017;

•	our Current Reports on Form 8-K filed with the SEC on March 2, 2017, March 7, 2017, March 31, 2017, April 11, 2017, April 19, 2017, April 21, 2017, May 1, 2017, May 25, 2017, June 2, 2017, June 5, 2017, June 27, 2017, and July 27, 2017, respectively; and

•	the description of our common stock contained in our registration statement on Form 8-A filed on February 25, 2015 pursuant to Section 12 of the Exchange Act, as amended by a Form 8-A/A filed on July 27, 2017 and including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Reoffer Prospectus and prior to the filing of a post-effective amendment to the Registration Statement of which this Reoffer Prospectus is a part and which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Reoffer Prospectus , in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed amendment to such Registration Statement or in any document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Under no circumstances shall any information furnished prior to or subsequent to the date hereof under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

We will provide without charge to each person, including any beneficial owner, to whom this Reoffer Prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this Reoffer Prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Iovance Biotherapeutics, Inc., 999 Skyway Road, Suite 150, San Carlos, California, 94070, Attn: Corporate Secretary, Telephone: (650) 260-7120.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference

Registrant hereby incorporates by reference the following documents previously filed with the SEC by Lion Nevada or by Lion Delaware as the successor issuer:

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 9, 2017;

•	the information contained in our Definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Stockholders, as amended, filed with the SEC on April 20, 2017, to the extent incorporated by reference in Part III of the Form 10-K;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 3, 2017;

•	our Current Reports on Form 8-K filed with the SEC on March 2, 2017, March 7, 2017, March 31, 2017, April 11, 2017, April 19, 2017, April 21, 2017, May 1, 2017, May 25, 2017, June 2, 2017, June 5, 2017, June 27, 2017, and July 26, 2017, respectively; and

•	the description of our common stock contained in our registration statement on Form 8-A filed on February 25, 2015 pursuant to Section 12 of the Exchange Act, as amended by a Form 8-A/A filed on July 27, 2017 and including any amendment or report filed for the purpose of updating such description.

All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Under no circumstances shall any information furnished prior to or subsequent to the date hereof under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

ITEM 4.	Description of Securities

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel

Sanford J. Hillsberg, a member of the Board of Directors of the Registrant, is an attorney with TroyGould PC. Some of the attorneys at TroyGould PC own shares of our common stock constituting in the aggregate less than 1% of our outstanding shares of our common stock.

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ITEM 6.	Indemnification of Directors and Officers

Registrant’s certificate of incorporation provides that, to the maximum extent permitted under applicable law, none of its directors will have any personal liability to Registrant or its stockholders for damages for breach of fiduciary duty as a director.

Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s certificate of incorporation provides for this limitation of liability.

Section 145 of the Delaware General Corporation Law provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Registrant’s certificate of incorporation and bylaws provide for indemnification of Registrant’s officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

Registrant also has entered into indemnification agreements with its directors and certain of its officers in which Registrant agrees, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as officers or directors.

Registrant maintains a general liability insurance policy that covers certain liabilities of its officers and directors arising out of claims based on acts or omissions in their capacities as such.

ITEM 7.	Exemption from Registration Claimed

The 222,976 shares of common stock issued to Dr. Fardis under the Employment Agreement were in a transaction not involving a public offering and in compliance with exemptions from registration afforded by Section 4(a)(2) of the Securities Act.

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ITEM 8.	Exhibits

See the Exhibit Index following the signature page for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.	Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Carlos, California, on July 31, 2017.

IOVANCE BIOTHERAPEUTICS, INC.

By:	/s/ MARIA FARDIS
Maria Fardis
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MARIA FARDIS	President and Chief Executive Officer	July 31, 2017
Maria Fardis, Ph.D.	and Director (Principal Executive Officer)

/s/ FRANCO VALLE	Controller	July 31, 2017
Franco Valle	(Principal Accounting Officer and Interim Principal Financial Officer)

*	Director	July 31, 2017
Merrill A. McPeak

*	Director	July 31, 2017
Jay Venkatesan

*	Director	July 31, 2017
Sanford J. Hillsberg

*	Director	July 31, 2017
Wayne Rothbaum

*	Director	July 31, 2017
Ryan Maynard

*	Director	July 31, 2017
Iain Dukes

* The undersigned, by signing her name hereto, does hereby execute this registration statement on behalf of the directors of Iovance Biotherapeutics, Inc. listed above pursuant to the Power of Attorney filed as Exhibit 24.1 to the registration statement.

By:	/s/ MARIA FARDIS
Maria Fardis, Ph.D.
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Plan of Conversion (incorporated herein by reference to Exhibit 3.1 to Registrant’s current Report on Form 8-K filed with the Commission on June 2, 2017.)

4.2	Articles of Conversion (incorporated herein by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2017).

4.3	Certificate of Conversion (incorporated herein by reference to Exhibit 3.2 of Registrant’s current Report on Form 8-K filed with the Commission on June 2, 2017.)

4.4	Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.3 of Registrant’s current Report on Form 8-K filed with the Commission on June 2, 2017.)

4.5	Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 of Registrant’s current Report on Form 8-K filed with the Commission on June 27, 2017.)

4.6	Bylaws of Registrant (incorporated herein by reference to the Exhibit 3.4 to Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2017).

4.7	Amendment to the Bylaws of Registrant (incorporated herein by reference to the Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed with the Commission on June 27, 2017).

4.8	Specimen Common Stock Certificate of Registrant (incorporated herein by reference to Registrant’s registration statement on Form 8-A filed on February 25, 2015).

4.9	Executive Employment Agreement, effective as of June 1, 2016 (incorporated herein by reference to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2016).

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (included in Exhibit 5.1)

23.2	Consent of Marcum LLP

23.3	Consent of Weinberg & Company, P.A.

24.1	Power of Attorney*

*	Previously filed.